UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXXON MOBIL CORPORATION

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Exxon Mobil Corporation	Jennifer Driscoll
5959 Las Colinas Boulevard	Vice President, Investor Relations
Irving, TX 75039-2298

May 11, 2022

Re: Supplemental Information Related to Item 3 – Advisory Vote to Approve Executive Compensation

Dear Investor,

In ExxonMobil’s 2022 Proxy Statement, we summarize the key design features of our compensation program, which ties compensation to long-term shareholder value creation and success in a lower-emissions future, and 2021 pay decisions.

2021 data for compensation benchmark companies have recently become available through their 2022 proxy filings. Therefore, the following charts have been updated for the most recent time period, as displayed below. This also updates all other references to ExxonMobil’s rank percentile in the CD&A.

The charts on pages 45 and 46 illustrate the degree of volatility in ExxonMobil’s long-term award and annual bonus programs versus alternate programs.

In addition, the charts on page 51 compare ExxonMobil CEO compensation versus compensation benchmark companies over a 1-year and 10-year period, updated with 2021 data.

1-YEAR TOTAL DIRECT COMPENSATION

(2021)
ExxonMobil
Compensation Benchmark Companies
4th Percentile
1
2
3
4
5
6
7
8
9
10
11
XOM
13
(rank position)

10-YEAR TOTAL DIRECT COMPENSATION

(2021, 2011 to 2020)
2021
2011-2020 Range
1
2
3
4
5
6
7
8
9
10
11
XOM
13
(rank position by 2021 compensation)

10-YEAR COMBINED REALIZED AND UNREALIZED PAY

(2012 to 2021)
ExxonMobil
Compensation Benchmark Companies
1st Percentile
1
2
3
4
5
6
7
8
9
10
11
XOM
13
(rank position)

10-YEAR REALIZED PAY

(2012 to 2021)
ExxonMobil
Compensation Benchmark Companies
0th Percentile
1
2
3
4
5
6
7
8
9
10
11
12
XOM
(rank position)

Total Direct Compensation is compensation granted during the year, including salary, current-year bonus, and the grant date fair value of equity awards. Realized Pay is compensation actually received by the CEO during the year, excluding any retirement distributions. Unrealized Pay represents the current value – not the grant date value used for reporting in the Summary Compensation Table – of outstanding unvested cash and stock-based incentive awards as well as the current market value of unexercised “in the money” stock options granted during the years 2012 through 2021. Award values are based on target levels of formula-based awards and fiscal year-end 2021 stock prices. See page 58 of the CD&A in ExxonMobil’s 2022 Proxy Statement for more detailed definitions of realized and unrealized pay.

Please read this supplemental information together with the more detailed information included in the CD&A, compensation tables, and narrative on pages 37 through 68 of ExxonMobil’s 2022 Proxy Statement before you cast your vote on Management Resolution Item 3 – Advisory Vote to Approve Executive Compensation.

Sincerely,